UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 2005


                          First Consulting Group, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    0-23651                  95-3539020
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(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)


            111 W. Ocean Blvd. 4th Floor,
                    Long Beach, CA                               90802
       (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (562) 624-5200


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 3, 2005, Luther J. Nussbaum resigned from his positions of Chairman of the Board, Chief Executive Officer and member of the Board of Directors of First Consulting Group, Inc. ("FCG").

     Steven Heck, FCG's President, has been named as interim Chief Executive Officer, effectively immediately. Mr. Heck, age 56, served from May 1987 to December 1989 as FCG's Vice President, Midwest Region, and from 1990 to 1991, he served as Chief Information Officer of Evangelical Health Systems. After rejoining FCG in April 1991, Mr. Heck served as FCG's Vice President, Practice, a position he held until April 1995. He served as FCG's Executive Vice President, Practice from April 1995 through October 1998, and has been FCG's President since October 1998. Mr. Heck has been a member of the Board of Directors since April 1997.

     In addition, Douglas G. Bergeron, a current independent member of the Board of Directors, has been named Chairman of the Board, effective immediately. The full text of the press release announcing Mr. Nussbaum's resignation and the appointments of Messrs. Heck and Bergeron is furnished as Exhibit 99.1 to this report.


Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

     99.1    Press release issued by First Consulting Group, Inc. on November 4,
             2005



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           First Consulting Group, Inc.



Date: November 4, 2005               By:   /s/ Michael A. Zuercher
                                           -------------------------------------
                                           Michael A. Zuercher
                                           VP, General Counsel and Secretary